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                                                                      Exhibit 11

                               ALFA CORPORATION
                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


   The following computations set forth the calculation of basic and diluted net income per common share and common share equivalents for the six month and three month periods ended June 30, 2001 and 2000:
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

                                                Six Months Ended              Three Months Ended
                                                    June 30,                       June 30,
                                           ---------------------------    ---------------------------
                                               2001            2000           2001            2000
                                           ---------------------------    --------------------------
Net income                                 $31,747,736     $37,185,429    $17,414,060     $20,835,254
                                           ===========     ===========    ===========     ===========
Weighted average number of
   common shares outstanding                39,160,202      39,267,605     39,166,321      39,097,428
                                           ===========     ===========    ===========     ===========

      Net income per common share - Basic        $0.81           $0.95          $0.44           $0.53
                                           ===========     ===========    ===========     ===========


                                                Six Months Ended              Three Months Ended
                                                    June 30,                       June 30,
                                           ---------------------------    ---------------------------
                                               2001            2000           2001            2000
                                           ---------------------------    --------------------------

Net income                                 $31,747,736     $37,185,429    $17,414,060     $20,835,254
                                           ===========     ===========    ===========     ===========

Weighted average number of
   common shares outstanding                39,160,202      39,267,605     39,166,321      39,097,428

Common share equivalents
   resulting from:
      Dilutive stock options                   290,932         215,647        314,369         231,757
                                           -----------     -----------    -----------     -----------

Adjusted weighted average number
   of common and common equivalent
   shares outstanding                       39,451,134      39,483,252     39,480,690      39,329,185
                                           ===========     ===========    ===========     ===========

    Net income per common share - Diluted        $0.80           $0.94          $0.44           $0.53
                                           ===========     ===========    ===========     ===========

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